                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

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                              FORM S-8

                        REGISTRATION STATEMENT

                                UNDER

                       THE SECURITIES ACT OF 1933

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                       LEXINGTON ENERGY SERVICES INC.

             (Exact name of registrant as specified in its charter)

                 Commission File Number: 333 - 134175

               Nevada                       __98-0515522____________

    (State or other jurisdiction           (IRS Employer Identification No.)

    of incorporation or organization)

Bay A, 1115 48th Avenue SE, Calgary, AB T2G 2A7
  (Address of principal executive offices)

403-279-4550
Issuer’s telephone number

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LEXINGTON ENERGY SERVICES INC.

2008 RESTRICTED STOCK/OPTION PLAN

(Full title of the plan)

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Robert Rosner

Chief Executive Officer

Bay A, 1115 48th Avenue SE, Calgary, AB T2G 2A7

(Name and address of agent for service)

403-279-4550

(Telephone number, including area code of Agent for Service)

                          Copies to:

                   Michael J. Morrison, Esq.

                 1495 Ridgeview Drive, Suite 220

                         Reno, NV 89519

                        (775) 827-6300

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company.  (Check One):

Large accelerated filer  [  ]

Accelerated filer  [  ]

Non-accelerated filer    [  ]

Smaller reporting company [X]

(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed

                                                      Maximum

                                      Proposed       Aggregate

Title of Securities  Amount to Be  Maximum Offering   Offering      Amount of

To Be Registered      Registered   Price Per Share     Price*   Registration Fee

- -------------------  ------------  ----------------  ---------  --------------

Common Stock,

$.0001 Par Value

Per Share            6,000,000         $0.08          $480,000        $18.86

- ------------------------------------------------------------------------------

        (*)Pursuant  to  Rule  457(h)(1),  under  the  Securities  Act of  1933, computed  on the basis of the closing  price of the Common  Stock as reported in the over-the-counter market on April 10, 2008.

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                            PART I

        INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1: PLAN INFORMATION.

        Not applicable.

ITEM 2: REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        Not applicable.

                                PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The  following  documents  previously  filed  by the  Company  with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), File No.  333 - 134175,  are hereby incorporated by reference in this Registration Statement:

         1. The  Company's  Annual  Report under the Exchange Act for its fiscal year ended November 30, 2007,  on Form  10-KSB,  as filed  with the  Commission  on March 14, 2008; its Quarterly Report for the three-month  period ended August 31, 2007, on Form 10-QSB, filed with the Commission on October 18, 2007; and its Quarterly Report for the three-month  period ended May 31, 2007, on Form 10-QSB,  filed with the  Commission on July 23, 2007;  and

         2. The  Company's  Amendment No. 4 to the Company's Registration Statement on Form SB-2, filed with the  Commission  on September 18, 2006,  and the  Company's  Registration Statement on Form SB-2, filed with the  Commission  on August 28, 2007, and the  description  of common stock set forth in said registration statements,  including  any  amendments  or reports filed for the purpose of updating such description.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date  hereof and prior to the  filing of a  post-effective  amendment  which indicates that all securities offered hereby have been sold or which deregisters all securities  then remaining  unsold,  shall be deemed to be  incorporated  by reference  herein  and made a part  hereof  from the date of the  filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Chapter 78 - Private Corporations of Title 7 of the Nevada Revised Statutes (the "Act")  including  sections 78.751 and 78.7502,  permits,  in general,  a Nevada corporation  to  indemnify  any  person  who was or is a party to an  action  or proceeding by reason of the fact that he or she was a director or officer of the corporation,  or served  another  entity in any  capacity  at the request of the corporation,  against  liability  incurred in  connection  with such  proceeding including the estimated  expenses of litigating the proceeding to conclusion and the expenses, actually and reasonably incurred in connection with the defense or settlement  of such  proceeding,  including any appeal  thereof,  if such person acted in good faith,  for a purpose he or she  reasonably  believed to be in, or not opposed to, the best interests of the corporation  and, in criminal  actions or proceedings,  in addition had no reasonable  cause to believe that his or her conduct was unlawful.  The Act permits the corporation to pay in advance of a final  disposition  of such  action  or  proceeding  the  expenses  incurred  in defending  such action or  proceeding  upon receipt of an  undertaking  by or on behalf of the  director  or officer to repay such  amount as, and to the extent, required by statute.  The Act provides that the indemnification and advancement of expense provisions  contained in the Act shall not be deemed exclusive of any rights to which a director or officer seeking  indemnification or advancement of expenses may be entitled.

Article V of the Company's By-laws provides the following:

Section 1. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with the action, suit or proceeding if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his conduct was unlawful.

Section 2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation’s favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amount paid in settlement and attorneys fees actually and reasonable incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction determining, after exhaustion of all appeals therefrom, to be liable to the corporation or for amount paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 3. To the extent that a director, officer, employee or agent of a corporation had been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article V, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys fees, actually and reasonably incurred by such person in connection with the defense.

Section 4. The procedure for authorizing the indemnifications listed in Section 1, 2 and 3 of this Article V, and the limitations on such indemnification and advancement of expenses, shall be that set forth in Section 78.751 of the Nevada Revised Statutes, and shall be amended from time to time as such statute is amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

Exhibits

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3.1

Articles of Incorporation of the Company, with two (2) Amendments thereto, as currently in effect, incorporated herein by reference to Exhibits 3.1, 3.2 and 3.3 to the Company's Registration Statement on Form SB-2 filed with the Commission on May 16, 2006.

3.2

By-Laws of the Company, incorporated herein by reference to Exhibit 3.4 to the Company's Registration Statement on Form SB-2 filed with the Commission on May 16, 2006

4.3*

LEXINGTON ENERGY SERVICES INC. 2008 Restricted Stock/Option Plan.

5.1*                Opinion of Michael J. Morrison, Esq., counsel to the Company, regarding the legality of the Common Stock being registered.

23.1*                Consent of Gruber & Company, LLC.

* Filed herewith.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective  amendment to this registration statement: to include any material  information  with respect to the plan of  distribution  not previously disclosed  in  this  registration  statement  or any  material  change  to  such information  in this  registration  statement;  (2)  that,  for the  purpose  of determining  any liability  under the Securities  Act, each such  post-effective amendment  shall be deemed to be a new  registration  statement  relating to the securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof;  and (3) to remove from  registration by means of a post-effective  amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned  registrant hereby undertakes that, for purposes of determining  any  liability  under  the  Securities  Act,  each  filing  of  the registrant's  annual  report  pursuant to Section  13(a) or Section 15(d) of the Exchange Act that is  incorporated by reference in this  registration  statement shall be deemed to be a new  registration  statement  relating to the securities offered  therein,  and the  offering  of such  securities  at that time shall be deemed to be the initial bona fide offering thereof.

         (c)  Insofar  as  indemnification  for  liabilities  arising  under the Securities Act may be permitted to directors,  officers and controlling  persons of the registrant pursuant to the registrant's Certificate of Incorporation or By-Laws, by contract, or otherwise,  the registrant has been advised that in the opinion of the  Commission  such  indemnification  is against  public  policy as expressed in the Securities Act and is, therefore,  unenforceable.  In the event that a claim  for  indemnification  against  such  liabilities  (other  than the payment by the registrant of expenses incurred or paid by a director, officer or controlling  person of the registrant in the  successful  defense of any action, suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered,  the registrant will, unless in the  opinion  of its  counsel  the matter  has been  settled  by  controlling precedent,  submit to a court of appropriate  jurisdiction  the question whether such  indemnification  by it is  against  public  policy  as  expressed  in  the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the  requirements  of the  Securities  Act, the  registrant certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing  on Form S-8 and has  duly  caused  this  registration statement  to be  signed  on its  behalf  by the  undersigned,  thereunto  duly authorized, in Calgary, Alberta, Canada, on April 10, 2008.

                               LEXINGTON ENERGY SERVICES INC.

                               (Registrant)

                               By:    /s/ Robert Rosner

                               -------------------------------

                               Title:  President, Chief Executive

                                       Officer and Director

         Pursuant to the requirements of the Securities Act, this  Registration Statement has been signed by the following persons in the capacities indicated.

        Signature            Titles                     Date

        ---------            ------                     ----

/s/ Kelly Warrack	Treasurer, Chief Financial Officer and, Director	April 10, 2008
Kelly Warrack

/s/ Elston Johnston	Secretary and Director	April 10, 2008
Elston Johnston

                                INDEX TO EXHIBITS

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Exhibits

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4.3   LEXINGTON ENERGY SERVICES INC. 2008 Restricted Stock Plan.

5.1   Opinion of Michael J.  Morrison,  Esq., counsel to  the Company, regarding the legality of the Common Stock being registered.

23.1  Consent of Gruber & Company, LLC.